UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The Alkaline Water Company Inc.
(Exact name of registrant as specified in its charter)

Nevada	99-0367049
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7730 E Greenway Road Ste. 203
Scottsdale, AZ 85260
(Address of Principal Executive Offices)(Zip Code)

2013 Equity Incentive Plan
(Full title of the plan)

InCorp Services, Inc.
2360 Corporate Circle Ste. 400
Henderson, NV 89074-7722
(Name and address of agent for service)

(702) 866-2500
(Telephone number, including area code, of agent for service)

Copies of all communications to:

Clark Wilson LLP
Suite 900 - 885 West Georgia Street
Vancouver, British Columbia V6C 3H1, Canada
Telephone: (604) 687-5700
Attention: Mr. Virgil Z. Hlus

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum	Amount of
Title of securities to	Amount to be	offering price	aggregate offering	registration
be registered	registered(1),(2)	per share(3)	price(3)	fee
Common Stock	7,000,000	$0.90	$6,300,000	$634.41

(1)

An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.

(2)

Consists of up to an additional 7,000,000 shares of our common stock issuable pursuant to our 2013 Equity Incentive Plan. Our 2013 Equity Incentive Plan provides for the grant of awards covering a maximum of 7,700,000 shares of our common stock, 300,000 of which (on a post-split basis) have been previously registered under a registration statement on Form S-8 (Registration No. 333-200837) filed on December 10, 2014, and 400,000 of which (on a post-split basis) have been previously registered under a registration statement on Form S-8 (Registration No. 333-192601) filed on November 27, 2013.

(3)

Estimated in accordance with Rule 457 (h) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee, and based on the closing price per share ($0.90) for our common stock on January 19, 2016, as reported by OTC Markets Group’s OTCQB.

EXPLANATORY NOTE

Effective as of October 7, 2013, our company adopted the 2013 Equity Incentive Plan, pursuant to which a total of 20,000,000 shares of our common stock were issuable pursuant to the 2013 Equity Incentive Plan. Effective as of October 31, 2014, our 2013 Equity Incentive Plan was amended to increase the number of shares of common stock issuable under the 2013 Equity Incentive Plan by 15,000,000 shares. Effective as of December 30, 2015, our company effected a fifty for one reverse stock split of our authorized and issued and outstanding shares of common stock which decreased the number of shares of our common stock issuable pursuant to the 2013 Equity Incentive Plan from 35,000,000 shares to 700,000 shares.

Effective as of January 20, 2016, our 2013 Equity Incentive Plan was amended to increase the number of shares of common stock issuable under the 2013 Equity Incentive Plan by 7,000,000 shares.

We prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, to register an aggregate of an additional 7,000,000 shares of our common stock that are issuable pursuant to our 2013 Equity Incentive Plan. We have previously filed registration statements on Form S-8 (Registration No. 333-200837 and Registration No. 333-192601) to register 700,000 shares of our common stock (on a post-split basis) that are issuable pursuant to our 2013 Equity Incentive Plan.

The additional shares being registered in this registration statement on Form S-8 are of the same class as securities covered by the registration statement on Form S-8 (Registration No. 333-200837) filed on December 10, 2014 and the registration statement on Form S-8 (Registration No. 333-192601) filed on November 27, 2013, the contents of which are incorporated herein by reference in accordance with General Instruction E to Form S-8, to the extent not otherwise amended or superseded by the content of this registration statement.

The purpose of our 2013 Equity Incentive Plan is to (a) enable our company and any of our affiliates to attract and retain the types of employees, consultants and directors who will contribute to our company’s long range success; (b) provide incentives that align the interests of employees, consultants and directors with those of the stockholders of our company; and (c) promote the success of our company’s business. A total of 7,700,000 shares of our stock are available for the grant of awards under the 2013 Equity Incentive Plan and awards that may be granted under the plan includes incentive stock options, non-qualified stock options, stock appreciation rights, restricted awards and performance compensation awards.

Pursuant to Rule 429 promulgated under the Securities Act of 1933, a prospectus relating to this registration statement is a combined prospectus relating also to the registration statement on Form S-8 (Registration No. 333-192601) filed on November 27, 2013, and the registration statement on Form S-8 (Registration No. 333-200837) filed on December 10, 2014. In addition, this registration statement, which is a new registration statement, also constitutes a post-effective amendment to the registration statement on Form S-8 (Registration No. 333-192601) filed on November 27, 2013, and the registration statement on Form S-8 (Registration No. 333-200837) filed on December 10, 2014.

The combined Section 10(a) prospectus for our 2013 Equity Incentive Plan updates, among other things, certain information regarding our equity incentive plan, including the increase in the number of shares issuable under our equity incentive plan.

Under cover of this registration statement on Form S-8 is a combined reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act of 1933 (in accordance with Section C of the General Instructions to Form S-8). The reoffer prospectus may be used for reoffers and resales of up to an aggregate of 296,000 “control securities” (as such term is defined in Form S-8) issuable upon exercise of the stock options granted pursuant to our 2013 Equity Incentive Plan on a continuous or delayed basis in the future. The combined reoffer prospectus updates, among other things, certain information regarding the ownership of our common stock by the selling stockholders and the number of shares of our common stock available for resale by each selling shareholder.

Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants of our 2013 Equity Incentive Plan as specified by Rule 428(b)(1) under the Securities Act of 1933. Such documents are not being filed with the Securities and Exchange Commission, but constitute, along with the documents incorporated by reference into this registration statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

Reoffer Prospectus

296,000 Shares

The Alkaline Water Company Inc.

Common Stock

_________________________________

The selling stockholders identified in this reoffer prospectus may offer and sell up to 296,000 shares of our common stock issuable upon exercise of stock options. We granted the stock options to such selling stockholders pursuant to our 2013 Equity Incentive Plan.

The selling stockholders may sell all or a portion of the shares being offered pursuant to this reoffer prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

The selling stockholders and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act of 1933.

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We may, however, receive proceeds upon exercise of the stock options by the selling stockholders. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their legal counsel applicable to the sale of their shares.

Our common stock is quoted on the OTC Markets Group’s OTCQB under the symbol “WTERD”. On January 20, 2016, the closing price of our common stock on the OTCQB was $0.76 per share.

_________________________________

Investing in our common stock involves risks. See “Risk Factors” beginning on page 8.

_________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________________________________

The date of this reoffer prospectus is January 20, 2016.

As used in this reoffer prospectus, the terms “we”, “us” “our” and “Alkaline” refer to The Alkaline Water Company Inc., a Nevada corporation, and its wholly-owned subsidiary, Alkaline Water Corp., and Alkaline Water Corp.’s wholly-owned subsidiary, Alkaline 88, LLC, unless otherwise specified. All dollar amounts refer to U.S. dollars unless otherwise indicated.

Prospectus Summary

Our Business

Our company offers retail consumers bottled alkaline water in 500ml, 700ml, 1-liter, 3-liter and 1-gallon sizes under the trade name Alkaline88. Our product is produced through an electrolysis process that uses specialized electronic cells coated with a variety of rare earth minerals to produce our 8.8 pH drinking water without the use of any chemicals. Our product also incorporates 84 trace Himalayan salts. The main reason consumers drink our product is for the perceived benefit that a proper pH balance helps fight disease and boosts the immune system and the perception that alkaline water helps to maintain a proper body pH and keeps cells young and hydrated.

Alkaline 88, LLC, our operating subsidiary, operates primarily as a marketing and distribution company. Alkaline 88, LLC has entered into exclusive arrangements with Water Engineering Solutions LLC, an entity that is controlled and owned by our President, Chief Executive Officer, Director and major stockholder, Steven P. Nickolas, and our Vice-President, Secretary, Treasurer and Director, Richard A. Wright, for the manufacture and production of our alkaline generating electrolysis system machines. Alkaline 88, LLC has entered into one-year agreement(s) with six different bottling companies in Ohio, Georgia, California, Texas and Arizona to act as co-packers for our product. Our current capacity at all plants exceeds $2,000,000 per month wholesale. Our branding is being coordinated through 602 Design, LLC and our component materials are readily available through multiple vendors. Our principal suppliers are Plastipack Packaging, Polyplastics Co., West Coast Manufacturing and Cactus Containers.

Our product is currently at the expansion phase of its lifecycle. In March 2012 Alkaline 88, LLC did market research on the demand for a bulk alkaline product at the Natural Product Expo West in Anaheim, California. In January 2013, we began the formal launching of our product in Southern California and Arizona. Since then, we have begun to deliver product through approximately 16,000 retail outlets throughout the United States. We are presently in all 50 States and the District of Columbia, although over 50% of our current sales are concentrated in the Southwest and Texas. We have distribution agreements with large national distributors (UNFI, KeHe, Tree of Life and Natures Best, CoreMark and C&S), representing over 150,000 retail establishments. Our current stores include convenience stores, natural food products stores, large ethnic markets and national retailers. Currently, we sell all of our products to our retailers through brokers and distributors. Our larger retail clients bring the water in through their own warehouse distribution network. Our current retail clients are made up of a variety of the following; convenience stores, including 7-11’s; large national retailers, including Albertson’s/Safeway, Kroger companies, and regional grocery chains such as Schnucks, Smart & Final, Jewel-Osco, Sprouts, Bashas’, Bristol Farms, Vallarta, Superior Foods, Brookshire’s, HEB and other companies throughout the United States. In total we are now in 34 of the top 75 (by sales) grocery retailers in the United States.

In April 2014 we entered into an exclusive territorial distribution agreement with Kalil Bottling Co. on a new single serve 700ml Bottle with a sport cap. This exclusivity is in Arizona and other areas in the Southwestern United States. Kalil Bottling Co. is a direct to store distributor (DSD). In the past fiscal year we have added a number of additional DSD’s in the Southwest and have expanded our product offering to include 500ml and 1 liter bottles.

In order to continue our expansion, we anticipate that we will be required, in most cases, to continue to give promotional deals throughout 2016 and in subsequent years on a quarterly basis ranging from a 5%-15% discount similar to all other beverage company promotional programs. It has been our experience that most of the retailers have requested some type of promotional introductory program which has included either a $0.25 -$0.50 per unit discount on an initial order; a buy one get one free program; or a free-fill program which includes 1-2 cases of free product per store location. Slotting has only been presented and negotiated in the larger national grocery chains and, in most cases, is offset by product sales. Our slotting fees with our current national retailers do not exceed $400,000 in the aggregate and are offset through product sales. In addition we participate in promotional activities of our distributors, but these fees are not in excess of $500,000 and are offset through product sales.

We have not yet established an ongoing source of revenues sufficient to cover our operating costs and to allow us to continue as a going concern. As of September 30, 2015, we had an accumulated deficit of $14,201,657. Our ability to continue as a going concern is dependent on our company obtaining adequate capital to fund operating losses until we become profitable. If we are unable to obtain adequate capital, we could be forced to significantly curtail or cease operations. In its report on the financial statements for the year ended March 31, 2015, our independent registered public accounting firm included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The principal offices of our company are located at 7730 E Greenway Road, Ste. 203, Scottsdale, AZ 85260. Our telephone number is (480) 656-2423.

The Offering

The selling stockholders identified in this reoffer prospectus may offer and sell up to 296,000 shares of our common stock issuable upon exercise of stock options. We granted the stock options to such selling stockholders pursuant to our 2013 Equity Incentive Plan.

The selling stockholders may sell all or a portion of the shares being offered pursuant to this reoffer prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Number of Shares Outstanding

As of January 20, 2016, there were 3,819,039 shares of our common stock issued and outstanding and 20,000,000 shares of our Series A Preferred Stock issued and outstanding.

Use of Proceeds

We will not receive any proceeds from the sale of any shares of our common stock by the selling stockholders. We may, however, receive proceeds upon exercise of the stock options by the selling stockholders. If we receive proceeds upon exercise of these stock options, we intend to use these proceeds for working capital and general corporate purposes.

Risk Factors

An investment in our common stock involves a high degree of risk. The risks described below include material risks to our company or to investors purchasing shares of our common stock that are known to our company. If any of the following risks actually occur, our business, financial condition and results of operations could be materially harmed. As a result, the trading price of our common stock could decline and you might lose all or part of your investment. When determining whether to buy our common stock, you should also refer to the other information contained in or incorporated by reference in this reoffer prospectus.

Risks Related to Our Business

Because we have a limited operating history, our ability to fully and successfully develop our business is unknown.

We were incorporated in June 6, 2011, and we have only begun producing and distributing alkaline bottled water in 2013, and we have a limited operating history from which investors can evaluate our business. Our ability to successfully develop our products, and to realize consistent, meaningful revenues and profit has not been established and cannot be assured. For us to achieve success, our products must receive broad market acceptance by consumers. Without this market acceptance, we will not be able to generate sufficient revenue to continue our business operation. If our products are not widely accepted by the market, our business may fail.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to generate revenues, manage development costs and expenses, and compete successfully with our direct and indirect competitors. We anticipate operating losses in upcoming future periods. This will occur because there are expenses associated with the development, production, marketing, and sales of our product.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

Our financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. We have not yet established an ongoing source of revenues sufficient to cover our operating costs and to allow us to continue as a going concern. As of September 30, 2015, we had an accumulated deficit of $14,201,657. Our ability to continue as a going concern is dependent on our company obtaining adequate capital to fund operating losses until we become profitable. If we are unable to obtain adequate capital, we could be forced to significantly curtail or cease operations. In its report on the financial statements for the year ended March 31, 2015, our independent registered public accounting firm included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We will need additional funds to produce, market, and distribute our product.

We will have to spend additional funds to produce, market and distribute our product. If we cannot raise sufficient capital, we may have to cease operations and you could lose your investment. We will need additional funds to produce our product for distribution to our target market. Even after we have produced our product, we will have to spend substantial funds on distribution, marketing and sales efforts before we will know if we have commercially viable and marketable/sellable products.

There is no guarantee that sufficient sale levels will be achieved.

There is no guarantee that the expenditure of money on distribution and marketing efforts will translate into sufficient sales to cover our expenses and result in profits. Consequently, there is a risk that you may lose all of your investment.

Our development, marketing, and sales activities are limited by our size.

Because we are small and do not have much capital, we must limit our product development, marketing, and sales activities. As such we may not be able to complete our production and business development program in a manner that is as thorough as we would like. We may not ever generate sufficient revenues to cover our operating and expansion costs and you may, therefore, lose your entire investment.

Changes in the non-alcoholic beverage business environment and retail landscape could adversely impact our financial results.

The non-alcoholic beverage business environment is rapidly evolving as a result of, among other things, changes in consumer preferences, including changes based on health and nutrition considerations and obesity concerns; shifting consumer tastes and needs; changes in consumer lifestyles; and competitive product and pricing pressures. In addition, the non-alcoholic beverage retail landscape is very dynamic and constantly evolving, not only in emerging and developing markets, where modern trade is growing at a faster pace than traditional trade outlets, but also in developed markets, where discounters and value stores, as well as the volume of transactions through e-commerce, are growing at a rapid pace. If we are unable to successfully adapt to the rapidly changing environment and retail landscape, our share of sales, volume growth and overall financial results could be negatively affected.

Intense competition and increasing competition in the commercial beverage market could hurt our business.

The commercial retail beverage industry, and in particular its non-alcoholic beverage segment, is highly competitive. Market participants are of various sizes, with various market shares and geographical reach, some of whom have access to substantially more sources of capital.

We compete generally with all liquid refreshments, including bottled water and numerous specialty beverages, such as: SoBe; Snapple; Arizona; Vitamin Water; Gatorade; and Powerade.

We compete indirectly with major international beverage companies including but not limited to: the Coca-Cola Company; PepsiCo, Inc.; Nestlé; Dr Pepper Snapple Group; Groupe Danone; Kraft Foods Group, Inc.; and Unilever. These companies have established market presence in the United States, and offer a variety of beverages that are substitutes to our product.

We face potential direct competition from such companies, because they have the financial resources, and access to manufacturing and distribution channels to rapidly enter the alkaline water market. We compete directly with other alkaline water producers and brands focused on the emerging alkaline beverage market including: Eternal; Essentia; Icelandic; Real Water; Aqua Hydrate; Mountain Valley; Qure; Penta; and Alka Power. These companies could bolster their position in the alkaline water market through additional expenditure and promotion.

As a result of both direct and indirect competition, our ability to successfully distribute, market and sell our product, and to gain sufficient market share in the United States to realize profits may be limited, greatly diminished, or totally diminished, which may lead to partial or total loss of your investments in our company.

Alternative non-commercial beverages or processes could hurt our business.

The availability of non-commercial beverages, such as tap water, and machines capable of producing alkaline water at the consumer’s home or at store-fronts could hurt our business, market share, and profitability.

Expansion of the alkaline beverage market or sufficiency of consumer demand in that market for operations to be profitable are not guaranteed.

The alkaline water market is an emerging market and there is no guarantee that this market will expand or that consumer demand will be sufficiently high to allow our company to successfully market, distribute and sell our product, or to successfully compete with current or future competition, all of which may result in total loss of your investment.

Our growth and profitability depends on the performance of third-parties and our relationship with them.

Our distribution network and its success depend on the performance of third parties. Any non-performance or deficient performance by such parties may undermine our operations, profitability, and result in total loss to your investment. To distribute our product, we use a broker-distributor-retailer network whereby brokers represent our products to distributors and retailers who will in turn sell our product to consumers. The success of this network will depend on the performance of the brokers, distributors and retailers of this network. There is a risk that a broker, distributor, or retailer may refuse to or cease to market or carry our product. There is a risk that the mentioned entities may not adequately perform their functions within the network by, without limitation, failing to distribute to sufficient retailers or positioning our product in localities that may not be receptive to our product. Furthermore, such third-parties’ financial position or market share may deteriorate, which could adversely affect our distribution, marketing and sale activities. We also need to maintain good commercial relationships with third-party brokers, distributors and retailers so that they will promote and carry our product. Any adverse consequences resulting from the performance of third-parties or our relationship with them could undermine our operations, profitability and may result in total loss of your investment.

The loss of one or more of our major customers or a decline in demand from one or more of these customers could harm our business.

We have 3 major customers that together account for 59% (31%, 18%, 10%, respectively) of accounts receivable at September 30, 2015, and 4 customers that together account for 58% (19% 15%, 14%, and 10%, respectively) of the total revenues earned for the three months ended September 30, 2015. There can be no assurance that such customers will continue to order our products in the same level or at all. A reduction or delay in orders from such customers, including reductions or delays due to market, economic or competitive conditions, could have a material adverse effect on our business, operating results and financial condition.

Health benefits of alkaline water is not guaranteed or proven, rather it is perceived by consumers.

Health benefits of alkaline water are not guaranteed and have not been proven. There is a consumer perception that drinking alkaline water has beneficial health effects. Consequently, negative changes in consumers’ perception of the benefits of alkaline water or negative publicity surrounding alkaline water may result in loss of market share or potential market share and hence loss of your investment.

Water scarcity and poor quality could negatively impact our production costs and capacity.

Water is the main ingredient in our product. It is also a limited resource, facing unprecedented challenges from overexploitation, increasing pollution, poor management, and climate change. As demand for water continues to increase, as water becomes scarcer, and as the quality of available water deteriorates, we may incur increasing production costs or face capacity constraints that could adversely affect our profitability or net operating revenues in the long run.

Increase in the cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials could harm our business.

We and our bottlers will use water, 84 trace Himalayan salts, packaging materials for bottles such as plastic and paper products. The prices for these ingredients, other raw materials and packaging materials fluctuate depending on market conditions. Substantial increases in the prices of our or our bottlers’ ingredients, other raw materials and packaging materials, to the extent they cannot be recouped through increases in the prices of finished beverage products, would increase our operating costs and could reduce our profitability. Increases in the prices of our finished products resulting from a higher cost of ingredients, other raw materials and packaging materials could affect the affordability of our product and reduce sales.

An increase in the cost, a sustained interruption in the supply, or a shortage of some of these ingredients, other raw materials, or packaging materials and containers that may be caused by a deterioration of our or our bottlers’ relationships with suppliers; by supplier quality and reliability issues; or by events such as natural disasters, power outages, labor strikes, political uncertainties or governmental instability, or the like, could negatively impact our net revenues and profits.

Changes in laws and regulations relating to beverage containers and packaging could increase our costs and reduce demand for our products.

We and our bottlers intend to offer our product in nonrefillable, recyclable containers in the United States. Legal requirements have been enacted in various jurisdictions in the United States requiring that deposits or certain ecotaxes or fees be charged for the sale, marketing and use of certain nonrefillable beverage containers. Other proposals relating to beverage container deposits, recycling, ecotax and/or product stewardship have been introduced in various jurisdictions in the United States and overseas, and we anticipate that similar legislation or regulations may be proposed in the future at local, state and federal levels in the United States. Consumers’ increased concerns and changing attitudes about solid waste streams and environmental responsibility and the related publicity could result in the adoption of such legislation or regulations. If these types of requirements are adopted and implemented on a large scale in the geographical regions in which we operate or intend to operate, they could affect our costs or require changes in our distribution model, which could reduce our net operating revenues or profitability.

Significant additional labeling or warning requirements or limitations on the availability of our product may inhibit sales of affected products.

Various jurisdictions may seek to adopt significant additional product labeling or warning requirements or limitations on the availability of our product relating to the content or perceived adverse health consequences of our product. If these types of requirements become applicable to our product under current or future environmental or health laws or regulations, they may inhibit sales of our product.

Unfavorable general economic conditions in the United States could negatively impact our financial performance.

Unfavorable general economic conditions, such as a recession or economic slowdown, in the United States could negatively affect the affordability of, and consumer demand for, our product in the United States. Under difficult economic conditions, consumers may seek to reduce discretionary spending by forgoing purchases of our products or by shifting away from our beverages to lower-priced products offered by other companies, including non-alkaline water. Consumers may also cease purchasing bottled water and consume tap water. Lower consumer demand for our product in the United States could reduce our profitability.

Adverse weather conditions could reduce the demand for our products.

The sales of our products are influenced to some extent by weather conditions in the markets in which we operate. Unusually cold or rainy weather during the summer months may have a temporary effect on the demand for our product and contribute to lower sales, which could have an adverse effect on our results of operations for such periods.

Changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations could increase our costs or reduce our net operating revenues.

The advertising, distribution, labeling, production, safety, sale, and transportation in the United States of our product will be subject to: the Federal Food, Drug, and Cosmetic Act; the Federal Trade Commission Act; the Lanham Act; state consumer protection laws; competition laws; federal, state, and local workplace health and safety laws, such as the Occupational Safety and Health Act; various federal, state and local environmental protection laws; and various other federal, state, and local statutes and regulations. Legal requirements also apply in many jurisdictions in the United States requiring that deposits or certain ecotaxes or fees be charged for the sale, marketing, and use of certain non-refillable beverage containers. The precise requirements imposed by these measures vary. Other types of statutes and regulations relating to beverage container deposits, recycling, ecotaxes and/or product stewardship also apply in various jurisdictions in the United States. We anticipate that additional, similar legal requirements may be proposed or enacted in the future at the local, state and federal levels in the United States. Changes to such laws and regulations could increase our costs or reduce our net operating revenues.

In addition, failure to comply with environmental, health or safety requirements and other applicable laws or regulations could result in the assessment of damages, the imposition of penalties, suspension of production, changes to equipment or processes, or a cessation of operations at our or our bottlers’ facilities, as well as damage to our image and reputation, all of which could harm our profitability.

Our products are considered premium and healthy beverages and are being sold at premium prices compared to our competitors; we cannot provide any assurances as to consumers’ continued market acceptance of our current and future products.

We will compete directly with other alkaline water producers and brands focused on the emerging alkaline beverage market including Eternal, Essentia, Icelandic, Real Water, Aqua Hydrate, Mountain Valley, Qure, Penta, and Alka Power. Products offered by our direct competitors are sold in various volumes and prices with prices ranging from approximately $1.39 for a half-liter bottle to $2.99 for a one-liter bottle, and volumes ranging from half-liter bottles to one-and-a half liter bottles. We currently offer our product in a three-liter bottle for an SRP of $3.99, one-gallon bottle for an SRP of $4.99, 700 milliliter single serving at an SRP of $1.29, 1 liter at an SRP of $1.79 and a 500 milliliter at an SRP of $.99. Our competitors may introduce larger sizes and offer them at an SRP that is lower than our product. We can provide no assurances that consumers will continue to purchase our product or that they will not prefer to purchase a competitive product.

We rely on key executive officers, and their knowledge of our business would be difficult to replace.

We are highly dependent on our two executive officers, Steven P. Nickolas and Richard A. Wright. We do not have “key person” life insurance policies for any of our officers. The loss of management and industry expertise of any of our key executive officers could result in delays in product development, loss of any future customers and sales and diversion of management resources, which could adversely affect our operating results.

Our executive officers are not subject to supervision or review by an independent board or audit committee.

Our board of directors consists of Steven P. Nickolas and Richard A. Wright, our executive officers. Accordingly, we do not have any independent directors. Also we do not have an independent audit committee. As a result, the activities of our executive officers are not subject to the review and scrutiny of an independent board of directors or audit committee.

Risk Related to Our Stock

Because Steven P. Nickolas controls a large percentage of our voting stock, he has the ability to influence matters affecting our stockholders.

Steven P. Nickolas, our President, Chief Executive Officer and a director, exercises voting and dispositive power with respect to 776,000 shares of our common stock, which are beneficially owned by WiN Investments, LLC and Lifewater Industries, LLC, and owns 10,000,000 shares of our Series A Preferred Stock, which has 0.2 votes per share upon any matter submitted to our stockholders for a vote. Accordingly, he controls a large percentage of the votes attached to our outstanding voting securities. As a result, he has the ability to influence matters affecting our stockholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our securities. Because he controls such large percentage of votes, investors may find it difficult to replace our management if they disagree with the way our business is being operated. Because the influence by Mr. Nickolas could result in management making decisions that are in the best interest of Mr. Nickolas and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

Because we can issue additional shares of common stock, our stockholders may experience dilution in the future.

We are authorized to issue up to 22,500,000 shares of common stock and 100,000,000 shares of preferred stock, of which 3,819,039 shares of common stock are issued and outstanding and 20,000,000 shares of Series A Preferred Stock are issued and outstanding as of January 20, 2016. Our board of directors has the authority to cause us to issue additional shares of common stock and preferred stock, and to determine the rights, preferences and privileges of shares of our preferred stock, without consent of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future.

Trading on the OTCQB may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTCQB operated by the OTC Markets Group. Trading in stock quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTCQB is not a stock exchange, and trading of securities on the OTCQB is often more sporadic than the trading of securities listed on a national securities exchange like the NASDAQ or the NYSE. Accordingly, stockholders may have difficulty reselling any of our shares.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we plan to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors not to choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our equity securities and we may be forced to go out of business.

Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission (“SEC”) has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined in Rule 15g-9) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the SEC, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Forward-Looking Statements

This reoffer prospectus contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, including the risks in the section entitled “Risk Factors”, uncertainties and other factors, which may cause our company’s or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

The Offering

The selling stockholders identified in this reoffer prospectus may offer and sell up to 296,000 shares of our common stock issuable upon exercise of stock options. We granted the stock options to such selling stockholders pursuant to our 2013 Equity Incentive Plan.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We may, however, receive proceeds upon exercise of the stock options granted to the selling stockholders. If we receive proceeds upon exercise of stock options, we intend to use these proceeds for working capital and general corporate purposes.

Determination of Offering Price

The selling stockholders may sell all or a portion of the shares being offered pursuant to this reoffer prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Selling Stockholders

The selling stockholders may offer and sell, from time to time, any or all of shares of our common stock issuable upon exercise of the stock options granted pursuant to our 2013 Equity Incentive Plan.

The following table identifies the selling stockholders and indicates (i) the nature of any material relationship that such selling stockholder has had with us for the past three years, (ii) the number of shares of our common stock held by the selling stockholders, (iii) the amount to be offered for each of the selling stockholder’s account, and (iv) the number of shares of our common stock and percentage of outstanding shares of our common stock to be owned by each selling stockholder after the sale of the shares of our common stock offered by them pursuant to this offering. The selling stockholders are not obligated to sell the shares offered in this reoffer prospectus and may choose not to sell any of the shares or only a part of the shares that they receive.

The information provided in the following table with respect to the selling stockholders has been obtained from each of the selling stockholders. Because the selling stockholders may offer and sell all or only some portion of the shares of our common stock being offered pursuant to this reoffer prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that will be held by the selling stockholders upon termination of the offering are only estimates based on the assumption that each selling stockholder will sell all of his or her shares of our common stock being offered in the offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which he or she provided the information regarding the shares of common stock beneficially owned by them, all or some portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act of 1933.

None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholders to suspend the sales of the shares of our common stock being offered pursuant to this reoffer prospectus upon the occurrence of any event that makes any statement in this reoffer prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Name of Selling Stockholder	Shares Owned by the Selling Stockholder before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholder and Percent of Total Issued and Outstanding Shares After the Offering (1)
			# of Shares(2)	% of Class(2),(3)
Steven P. Nickolas(4)	924,000(5)	148,000(6)	776,000(7)	18.9%
Richard A. Wright(8)	148,000(9)	148,000(10)	Nil	*
Totals	1,072,000	296,000	776,000	18.9%

Notes

*	Less than 1%.

(1)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding for computing the percentage of the person holding such options, warrants or convertible preferred stock but are not counted as outstanding for computing the percentage of any other person. We believe that the selling stockholders have sole voting and investment powers over their shares.

(2)	We have assumed that the selling stockholders will sell all of the shares being offered in this offering.

(3)

Based on 3,819,039 shares of our common stock issued and outstanding as of January 20, 2016. Shares of our common stock being offered pursuant to this reoffer prospectus by a selling stockholder are counted as outstanding for computing the percentage of that particular selling stockholder but are not counted as outstanding for computing the percentage of any other person.

(4)

Effective as of May 31, 2013, Steven P. Nickolas was appointed as chairman, president, chief executive officer, secretary and a director of our company. On August 7, 2013, our board of directors replaced Mr. Nickolas as secretary of our company with Richard A. Wright.

(5)

Consists of 148,000 shares of our common stock subject to vested stock options exercisable within 60 days, 430,000 shares of our common stock owned by WiN Investments, LLC and 346,000 shares of our common stock owned by Lifewater Industries, LLC. Steven P. Nickolas exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by WiN Investments, LLC and Lifewater Industries, LLC. Does not include 10,000,000 shares of Series A Preferred Stock. The Series A Preferred Stock has 0.2 votes per share and is not convertible into shares of our common stock.

(6)

Consists of 60,000 shares of our common stock issuable at an exercise price of $7.50 per share until October 9, 2023 upon exercise of the stock options granted pursuant to the stock option agreement dated October 9, 2013 as amended October 31, 2014, 12,000 shares of our common stock issuable at an exercise price of $8.25 per share until May 12, 2019 upon exercise of the stock options granted pursuant to the stock option agreement dated May 12, 2014, 60,000 shares of our common stock issuable at an exercise price of $7.275 per share until May 21, 2024 upon exercise of the stock options granted pursuant to the stock option agreement dated May 21, 2014, and 16,000 shares of our common stock issuable at an exercise price of $5.75 per share until February 18, 2020 upon exercise of the stock options granted pursuant to the stock option agreement dated February 18, 2015. We granted these stock options pursuant to our 2013 Equity Incentive Plan.

(7)

Consists of 430,000 shares of our common stock owned by WiN Investments, LLC and 346,000 shares of our common stock owned by Lifewater Industries, LLC. Steven P. Nickolas exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by WiN Investments, LLC and Lifewater Industries, LLC. Does not include 10,000,000 shares of Series A Preferred Stock. The Series A Preferred Stock has 0.2 votes per share and is not convertible into shares of our common stock.

(8)

Effective as of May 31, 2013, Richard A. Wright was appointed as vice-president, treasurer and a director of our company. On August 7, 2013, our board of directors appointed Mr. Wright as secretary of our company.

(9)

Consists of 148,000 shares of our common stock subject to vested stock options exercisable within 60 days. Does not include 10,000,000 shares of Series A Preferred Stock. The Series A Preferred Stock has 0.2 votes per share and is not convertible into shares of our common stock.

(10)

Consists of 60,000 shares of our common stock issuable at an exercise price of $7.50 per share until October 9, 2023 upon exercise of the stock options granted pursuant to the stock option agreement dated October 9, 2013 as amended October 31, 2014, 12,000 shares of our common stock issuable at an exercise price of $8.25 per share until May 12, 2019 upon exercise of the stock options granted pursuant to the stock option agreement dated May 12, 2014, 60,000 shares of our common stock issuable at an exercise price of $7.275 per share until May 21, 2024 upon exercise of the stock options granted pursuant to the stock option agreement dated May 21, 2014, and 16,000 shares of our common stock issuable at an exercise price of $5.75 per share until February 18, 2020 upon exercise of the stock options granted pursuant to the stock option agreement dated February 18, 2015. We granted these stock options pursuant to our 2013 Equity Incentive Plan.

Plan of Distribution

The selling stockholders may, from time to time, sell all or a portion of the shares of our common stock on any market upon which our common stock may be listed or quoted (currently the OTC Markets Group’s OTCQB), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of our common stock being offered for resale pursuant to this reoffer prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

1.

block trades in which the broker or dealer so engaged will attempt to sell the shares of our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this reoffer prospectus;

3.	an exchange distribution in accordance with the rules of the applicable exchange or quotation system;

4.	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

5.	privately negotiated transactions;

6.	market sales (both long and short to the extent permitted under the federal securities laws);

7.	at the market to or through market makers or into an existing market for the shares;

8.	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);

9.	a combination of any aforementioned methods of sale; and

10.	Any other method permitted pursuant to applicable law.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of our common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of our common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of our common stock as principal may thereafter resell the shares of our common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resale, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, any of the selling stockholders may pledge shares of our common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling stockholder, his or her broker may offer and sell the pledged shares of our common stock from time to time. Upon a sale of the shares of our common stock, we believe that the selling stockholders will satisfy the prospectus delivery requirements under the Securities Act of 1933. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post-effective amendment to the registration statement of which this reoffer prospectus forms a part will be filed disclosing the name of any broker-dealers, the number of shares of our common stock involved, the price at which our common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this reoffer prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of our common stock.

All expenses for this reoffer prospectus and related registration statement including legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of our common stock being offered pursuant to this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

Under the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this reoffer prospectus may not simultaneously engage in market making activities with respect to our common shares during the applicable “cooling off” periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the shares by the selling stockholders.

Experts and Counsel

Our consolidated financial statements for the years ended March 31, 2015 and 2014 have been incorporated by reference in this reoffer prospectus from our annual report on Form 10-K for the year ended March 31, 2015 filed with the Securities and Exchange Commission on July 14, 2015 in reliance on the report of Seale and Beers, CPAs, an independent registered public accounting firm, which has also been incorporated by reference in this reoffer prospectus, given on the authority of said firm as experts in auditing and accounting.

Clark Wilson LLP, of Suite 900 – 885 West Georgia Street, Vancouver, British Columbia, Canada has provided an opinion on the validity of the shares of our common stock being offered pursuant to this reoffer prospectus.

Interest of Named Experts and Counsel

No expert named in the registration statement of which this reoffer prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this reoffer prospectus as having given an opinion upon the validity of the securities being offered pursuant to this reoffer prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Material Changes

There have been no material changes to the affairs of our company since March 31, 2015 which have not previously been described in a report on Form 10-K, Form 10-Q or Form 8-K filed with the Securities and Exchange Commission.

Incorporation of Certain Information by Reference

The following documents filed by our company with the Securities and Exchange Commission are incorporated into this reoffer prospectus by reference:

1.	our annual report on Form 10-K filed on July 14, 2015;

2.	our quarterly reports on Form 10-Q filed on August 18, 2015 and November 23, 2015;

3.	our current reports on Form 8-K filed on April 14, 2015, June 26, 2015, July 15, 2015, December 1, 2015, December 4, 2015 and December 30, 2015; and

4.

the description of our common stock contained in our registration statement on Form 8-A filed on October 25, 2013, including any amendments or reports filed for the purpose of updating such description.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to the registration statement of which this reoffer prospectus forms a part have been sold or deregistering all securities then remaining unsold, will be deemed to be incorporated by reference into this reoffer prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this reoffer prospectus will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in this reoffer prospectus or in any subsequently filed document that is also incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

Where You Can Find More Information

We will provide to each person, including any beneficial owner, to whom this reoffer prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this reoffer prospectus but not delivered with this reoffer prospectus. Requests for documents should be directed to The Alkaline Water Company Inc., 7730 E Greenway Road, Ste. 203, Scottsdale, Arizona 85260, Attention: President, telephone number (480) 656-2423. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov. The public may also read and copy any materials we file with the Securities and Exchange Commission at its public reference room at 100 F Street, N.E. Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act of 1933 with respect to the securities offered under this reoffer prospectus. This reoffer prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. This reoffer prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date of this reoffer prospectus.

296,000 Shares

The Alkaline Water Company Inc.

Common Stock

 _______________________________

Reoffer Prospectus

_________________________________

January 20, 2016

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by our company with the Securities and Exchange Commission are incorporated into this registration statement by reference:

1.	our annual report on Form 10-K filed on July 14, 2015;

2.	our quarterly reports on Form 10-Q filed on August 18, 2015 and November 23, 2015;

3.	our current reports on Form 8-K filed on April 14, 2015, June 26, 2015, July 15, 2015, December 1, 2015, December 4, 2015 and December 30, 2015; and

4.

the description of our common stock contained in our registration statement on Form 8-A filed on October 25, 2013, including any amendments or reports filed for the purpose of updating such description.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this registration statement have been sold or deregistering all securities then remaining unsold, will be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

No expert named in this registration statement as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with this registration statement) or counsel named in this registration statement as having given an opinion upon the validity of the securities being offered pursuant to this registration statement or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Item 6. Indemnification of Directors and Officers.

The Nevada Revised Statutes provide that:

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•

to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

The Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by our stockholders;

•	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•	by court order.

Our bylaws provide for the mandatory indemnification of our directors and officers to the fullest extent legally permissible under the Nevada Revised Statutes from time to time against all expenses, liability and loss reasonably incurred or suffered by such person in connection with he or she having been or being a party to, threatening to be made a party to, or involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the company. Advance payment of expenses by the company to such director or officer, as these expenses are incurred in defending a civil or criminal action, suit or proceeding, are subject to an undertaking by or on behalf of the director or officer to repay the amount of such payment if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by our company. The right of indemnification under our bylaws is not exclusive of any other right to indemnification a director or an officer may have.

Our bylaws allow us to purchase and maintain insurance on behalf of any person who is or was a director or officer of our company against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not we would have the power to indemnify such person. We have not purchased such insurance.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit
Number	Description

(4)	Instruments Defining the Rights of Security Holders, including Indentures

4.1	Articles of Incorporation (incorporated by reference from our Form S-1 Registration Statement, filed on October 28, 2011)

4.2	Certificate of Change (incorporated by reference from our Quarterly Report on Form 10-Q, filed on August 13, 2013)

4.3	Articles of Merger (incorporated by reference from our Quarterly Report on Form 10-Q, filed on August 13, 2013)

4.4	Certificate of Amendment (incorporated by reference from our Current Report on Form 8-K, filed on October 11, 2013)

4.5	Certificate of Designation (incorporated by reference from our Current Report on Form 8-K, filed on October 11, 2013)

4.6	Certificate of Designation (incorporated by reference from our Current Report on Form 8-K, filed on November 12, 2013)

4.7	Certificate of Change (incorporated by reference from our Current Report on Form 8-K, filed on December 30, 2015)

4.8	Amended and Restated Bylaws (incorporated by reference from our Current Report on Form 8-K, filed on March 15, 2013)

4.9*	2013 Equity Incentive Plan

4.10	Stock Option Agreement dated October 9, 2013 with Steven P. Nickolas (incorporated by reference from our Quarterly Report on Form 10-Q, filed on November 13, 2013)

4.11	Stock Option Agreement dated October 9, 2013 with Richard A. Wright (incorporated by reference from our Quarterly Report on Form 10-Q, filed on November 13, 2013)

4.12	Stock Option Agreement dated May 12, 2014 with Steven P. Nickolas (incorporated by reference from our Current Report on Form 8-K, filed on May 14, 2014)

4.13	Stock Option Agreement dated May 12, 2014 with Richard A. Wright (incorporated by reference from our Current Report on Form 8-K, filed on May 14, 2014)

4.14	Stock Option Agreement dated May 21, 2014 with Steven P. Nickolas (incorporated by reference from our Current Report on Form 8-K, filed on May 23, 2014)

4.15	Stock Option Agreement dated May 21, 2014 with Richard A. Wright (incorporated by reference from our Current Report on Form 8-K, filed on May 23, 2014)

4.16	Form of Amending Agreement to Stock Option Agreement (incorporated by reference from our Current Report on Form 8-K, filed on November 4, 2014)

4.17	Stock Option Agreement dated February 18, 2015 with Steven P. Nickolas (incorporated by reference from our Current Report on Form 8-K, filed on April 14, 2015)

4.18	Stock Option Agreement dated February 18, 2015 with Richard A. Wright (incorporated by reference from our Current Report on Form 8-K, filed on April 14, 2015)

(5)	Opinion regarding Legality

5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered

(23)	Consents of Experts and Counsel

23.1*	Consent of Seale and Beers, CPAs

23.2*	Consent of Clark Wilson LLP (included in Exhibit 5.1)

*Filed herewith.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

1.      to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.       to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

 ii.       to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.       to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

 provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

2.       that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3.       to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on January 20, 2016.

The Alkaline Water Company Inc.

By:

/s/ Steven P. Nickolas
Steven P. Nickolas
President, Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Steven P. Nickolas
Steven P. Nickolas
President, Chief Executive Officer and Director
(Principal Executive Officer)
Date: January 20, 2016

/s/ Richard A. Wright
Richard A. Wright
Vice-President, Secretary, Treasurer and Director
(Principal Financial Officer and Principal Accounting Officer)
Date: January 20, 2016